Exhibit 23.1


     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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To the Board of Directors
DataLogic International, Inc.
Irvine, California

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated April 13, 2005 (except for note 1 thereto, which is March 30, 2006), relating to the consolidated financial statements of DataLogic International, Inc., for the year ended December 31, 2004, and the inclusion of our name under the heading "Experts" appearing herein.

June 22,  2006

/s/ Kabani & Company, Inc.
_________________________
Kabani & Company, Inc.
Huntington Beach, California